Exhibit 10.1

                     AMENDMENT NO.1 TO EMPLOYMENT AGREEMENT

EFFECTIVE DATE:   July 20, 2006

PARTIES:          CorVu Corporation
                  3400 West 66th Street
                  Suite 445
                  Edina, Minnesota  55435                         ("Company")

                  Joseph J. Caffarelli
                  2715 Providence Place
                  Independence, Minnesota  55359                  ("Executive")

RECITALS:

      A. Executive is currently employed as the Company's President and Chief Executive Officer pursuant to an employment agreement effective as of August 1, 2005 (the "Agreement").

      B. In consideration of the Company's business performance and to provide further incentives to Executive, the Company and Executive desire to amend the compensation provisions of the Agreement.

AGREEMENTS:

      NOW, THEREFORE, in consideration of the mutual promises herein contained, Executive and Company agree as follows:

      1. Section 2.2 of the Agreement is hereby deleted in its entirety and replaced with the following text:

            Section 2.2 Performance Bonus. Subject to the provisions of Article 3, for the period beginning on the Effective Date of this Agreement and ending on June 30, 2006, and for each Company fiscal year (ending June 30) thereafter during which Executive is employed by Company pursuant to this Agreement, Executive shall be eligible for a performance bonus (the "Base Performance Bonus"), that shall be calculated pursuant to the following criteria: The Base Performance Bonus for each fiscal year ("Performance Period") of Executive's employment shall be a cash payment equal to 80% of Executive's aggregate base salary for such Performance Period for fiscal year 2006, increasing to 100% of the Executive's aggregate base salary for fiscal year and thereafter, if Company achieves the performance goal in the form of the Company's earnings before interest, taxes, depreciation and amortization (the "EBITDA Goal") that Company and Executive agreed upon at the beginning of the such Performance Period.

If the Company does not achieve the EBITDA Goal for a Performance Period, the amount of Base Performance Bonus payable will be determined as follows:

Achievement of EBITDA Goal     Amount of Base Performance Bonus payable
--------------------------     ----------------------------------------
Less Than 85%                           None
85%                                     70%
86-99%                                  70% plus 2% for each 1% over 85%
100%                                    100%

If Company exceeds its EBITDA Goal, Executive shall receive an additional bonus (the "Additional Performance Bonus) that is calculated as follows:

      (a)   Company exceeds the EBITDA Goal by up to 20%:
            Executive receives as an Additional Performance Bonus, a cash payment equal to the Base Performance Bonus times the percentage by which the Company exceeds its EBITDA Goal.

      (b)   Company exceeded the EBITDA Goal by more than 20%:
            Executive receives as an Additional Performance Bonus, a percentage of the Base Performance Bonus that is equal to the percentage by which the Company exceeds the EBITDA Goal and that consists (i) a cash payment in accordance with Section 2.2(a) above for the first 20% in excess of the EBITDA Goal, plus (ii), in equal parts, a cash payment and some form of stock based compensation (i.e. incentive stock options, stock grant, stock warrants, etc) as agreed each Performance Period between the Company and the Executive for the excess over the EBITDA Goal greater than 20%.

      The Additional Performance Bonus payable under Section 2.2 (a) and (b) may not exceed 100% of the Executive's base salary for the Performance Period.


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      The Base Performance Bonus, if due (including any Additional Performance
Bonus), shall be paid as soon as practicable following completion of Company's audited financial statements for the Performance Period in question, less withholding for taxes, FICA and any other deductions required by law or authorized by Executive. In the event that Executive's employment terminates pursuant to Section 3.1(b), (e) or (g), unless such termination occurs by reason of a Change in Control, Executive shall be paid a Performance Bonus, to the extent earned or awarded pursuant to the then-applicable criteria, for the number of full calendar quarters (if fewer than four) during which Executive is employed by Company. Such partial-year Performance Bonus shall be based on that pro rata portion of Executive's then-current annual salary which is paid through the date during the calendar quarter during which Executive is employed, and the percentage performance goal achievement for the portion of the calendar year ending on such termination date. Any such partial-year Performance Bonus shall be paid as soon as practicable, following calculation of the amount thereof, after the termination of Executive's employment pursuant to Section 3.1(b), (e) or (g)."

      2.    Company and Executive agree on the following EBITDA Goals:
                    Fiscal year 2006 (ended June 30, 2006)  $1,000,000
                    Fiscal year 2007 (ending June 30, 2007) $1,200,000

      3. The parties agree that this Amendment No. 1 to Employment Agreement shall be effective immediately.

      4. Except as amended herein, the Agreement shall remain in full force and effect.

      IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date first above written.

CORVU CORPORATION

By /s/ James L. Mandel                     /s/ Joseph J. Caffarelli
  ----------------------------------       -------------------------
     James L. Mandel                       Joseph J. Caffarelli
     Its Chairman of the Board             President and Chief Executive Officer